UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

March 8, 2005

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 OTHER EVENTS.

News America Incorporated, a subsidiary of News Corporation (the “Company”) (NYSE: NWS, NWSA; ASX: NWS, NWSLV) and David DeVoe, Senior Executive Vice President and Chief Financial Officer of the Company, entered into an Employment Agreement dated as of November 15, 2004. Under the agreement, Mr. DeVoe will continue to serve as Senior Executive Vice President and Chief Financial Officer of the Company as well as Senior Executive Vice President and Chief Financial Officer of News America Incorporated (“NAI”) and Fox Entertainment Group, Inc. (“FEG”), subsidiaries of the Company. Mr. DeVoe will also continue to serve as a director on the Boards of Directors of the Company, NAI and FEG. The new agreement, which was executed on March 8, 2005, applies for the period beginning November 15, 2004 and expiring on November 14, 2009.

Pursuant to the terms of the Employment Agreement, Mr. DeVoe will receive a base salary at an annual rate of not less than $2,503,750 and will be eligible to receive a discretionary annual bonus. Mr. DeVoe will be entitled to participate in incentive or benefit plans or arrangements presently in effect or to be adopted by the Company applicable to senior executives of the Company, NAI or FEG including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive compensation plan and any profit sharing, pension, group medical, dental disability and life insurance or other similar benefits plan (collectively, the “Benefits). Pursuant to the terms of the Employment Agreement, Mr. DeVoe will be provided with the use of an automobile, and the Company shall pay for the insurance, maintenance, fuel and telephone for such automobile. Pursuant to the terms of the Employment Agreement, Mr. DeVoe will continue to receive enhanced SERP and welfare benefits in certain events including in the event of any termination of the Employment Agreement.

If Mr. DeVoe’s employment is terminated for cause (as defined in the Employment Agreement), Mr. DeVoe will be entitled to receive his full base salary and a specified annual bonus (calculated pursuant to the terms of the Employment Agreement) and the Benefits or payment on account of the Benefits through the date of termination from employment.

If Mr. DeVoe’s employment is terminated other than for disability, death or cause or if Mr. DeVoe terminates his employment due to (i) a breach of the Employment Agreement by NAI, which, if curable, is not cured within 20 days after written notice specifying such breach is given or (ii) the requirement that Mr. DeVoe be based outside the New York metropolitan area, Mr. DeVoe will be entitled to receive the compensation and other payments and Benefits through the term of the Employment Agreement and in the same manner as though he continued to be employed under the terms of the Employment Agreement. In addition, Mr. DeVoe will not be required to seek or accept other employment during the term of the Employment Agreement and any amounts earned from any other employment during the term of the Employment Agreement will not reduce or otherwise affect the payments due to Mr. DeVoe.

As provided in the Employment Agreement, if, in the future, the Company, NAI or FEG enters into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company, NAI or FEG, then the Company, NAI or FEG will enter into an agreement with Mr. DeVoe which affords him comparable benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: March 11, 2005